 As filed with the Securities and Exchange Commission on January 17, 1997.

                                            Registration No. 33-___________
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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                 ONTRAK SYSTEMS, INC.
                (Exact name of registrant as specified in its charter)

                            Delaware                   77-0074302
               (State or other jurisdiction of      (I.R.S. Employer
                incorporation or organization)     Identification No.)


                   1010 Rincon Circle, San Jose, California  95131
                  (Address of Principal Executive Offices)(Zip Code)
                     ___________________________________________
                              1996 EQUITY INCENTIVE PLAN
                               (Full title of the plan)
                     ___________________________________________

                                   JAMES W. BAGLEY
                         Chairman and Chief Executive Officer
                                 OnTrak Systems, Inc.
                   1010 Rincon Circle, San Jose, California  95131
                       (Name and address of agent for service)
                                    (408) 577-1010
            (Telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE
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
                                                Proposed               Proposed
Title of Securities      Amount to be        Maximum Offering      Maximum Aggregate       Amount of
to be Registered         Registered(1)       Price per Share(2)    Offering Price(2)     Registration Fee
-----------------------------------------------------------------------------------------------------------

Options to purchase
Common Stock, $.0001
par value, issuable
pursuant to 1996 Equity
Incentive Plan          Indeterminate               N/A                 N/A                 N/A


Common Stock, $.0001 par
value, issuable pursuant
to 1996 Equity Incentive
Plan                     2,000,000 shs             $18.625             $37,250,000          $11,287.88


-----------------------------------------------------------------------------------------------------------------
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

(1) The Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1996 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of outstanding shares of the Registrant's Common Stock.


(2) Estimated solely for the purpose of calculating the amount of the registration fee under Rule 457(h) of the Securities Act of 1933 on the basis of the closing sales price for the Common Stock on January 13, 1997, as reported on the Nasdaq National Market.

                              PART I

                         EXPLANATORY NOTE

         OnTrak Systems, Inc. (the "Registrant") files this Registration Statement on Form S-8 with the Securities and Exchange Commission (the "Commission") to register 2,000,000 shares of Common Stock authorized for issuance pursuant to the Registrant's 1996 Equity Incentive Plan. As permitted by the rules of the Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the 1996 Equity Incentive Plan, as required by Securities Act Rule 428(b). Such documents are not being filed as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                 PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          There are hereby incorporated by reference into this Registration Statement the following documents and information previously filed with the
Commission:

          1. The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, which contains audited financial statements for the Registrant's fiscal year ended June 30, 1996.

          2. The Registrant's Registration Statement on Form 8-A, dated June 9, 1995, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as amended by the Registrant's Form 8-K Report dated November 22, 1996, which contains a description of the Registrant's Common Stock.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by Section 145 of the Delaware General
Corporation Law, the Registrant's Certificate of Incorporation eliminates a director's personal liability for monetary damages to the Registrant and its shareholders arising from a breach or alleged breach of the director's fiduciary duty. This provision does not eliminate the directors' duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief would remain available under Delaware law.

          Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Certificate of Incorporation and Bylaws contain provisions covering indemnification of corporate directors, officers and other agents against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors, officers, employees or agents, including proceedings under the Securities Act or the Exchange Act. The Registrant has entered into indemnification agreements with its directors and certain officers and significant shareholders which may require the Registrant, among other things, to indemnify such officers, directors and significant shareholders against certain liabilities that may arise by reason of their status or service as officers, directors or significant shareholders, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain officers' and directors' insurance if available on reasonable terms.

          The Registrant has obtained insurance policies covering directors and officers liability and company reimbursement, pursuant to which the Registrant's officers and directors, or the Registrant if it has made payments to indemnify its officers and directors, will be reimbursed for certain costs, charges and expenses incurred as a result of proceedings involving directors and officers in their capacity as such.

          At present, there is no pending litigation or proceeding involving a director, officer, employee or other agent or significant shareholder of the Registrant in which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in a claim for indemnification by any director, officer, employee or other agent or significant shareholder of the Registrant.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.     EXHIBITS.

4.1 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 of Exhibits to Registrant's Form 8-K Report dated November 22, 1996).

4.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 of Exhibits to Registrant's Form 8-K Report dated November 22, 1996).

4.3         1996 Equity Incentive Plan.

4.4         Form of Stock Option Agreement  for use with the 1996 Equity
            Incentive Plan.

5           Opinion of Graham & James LLP.

23.1        Consent of Price Waterhouse LLP.

23.2        Consent of Graham & James LLP.  Reference is made to Exhibit 5.

24          Power of Attorney.  Reference is made to Page II-5.


ITEM 9.     UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 17th day of January, 1997.

                                        ONTRAK SYSTEMS, INC.


                                        By: JAMES W. BAGLEY
                                            -------------------
                                             James W. Bagley
                                             Chairman and
                                             Chief Executive Officer


                              POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James W. Bagley and Patrick C. O'Connor, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                      TITLE                          DATE
---------                      -----                          ----

JAMES W. BAGLEY           Chief Executive Officer          January 17, 1997
-----------------         (Principal Executive Officer)
James W. Bagley           and Chairman of the Board
                          of Directors

PATRICK C. O'CONNOR      Vice President-                   January 17, 1997
--------------------     Finance and Chief
Patrick C. O'Connor      Financial Officer
                         (Principal Financial
                         and Accounting Officer)


MICHAEL C. CHILD         Director                          January 17, 1997
--------------------
Michael C. Child

JERAULD J. CUTINI        Director                          January 17, 1997
--------------------
Jerauld J. Cutini

RICHARD J. ELKUS, JR.    Director                          January 17, 1997
--------------------
Richard J. Elkus, Jr.

GARY HULTQUIST           Director                          January 17, 1997
--------------------
Gary Hultquist